                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               AUTOMATIC DATA PROCESSING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
  [LOGO]
                                 AUTOMATIC DATA PROCESSING, INC.
                       ONE ADP BOULEVARD - ROSELAND, NEW JERSEY 07068

                             ---------------------

                       NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To the Stockholders:

    PLEASE TAKE NOTICE that the 1998 Annual Meeting of Stockholders of AUTOMATIC DATA PROCESSING, INC. (the "Company") will be held at 10:00 a.m., Tuesday, November 10, 1998 at the Company's corporate headquarters, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY 07068, for the following purposes:

    1.  To elect a Board of Directors (Proposal 1);

    2. To approve an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company to 1,000,000,000 shares (Proposal 2);

    3. To approve an amendment to the Company's Employees' Savings--Stock Purchase Plan approved by the Board of Directors increasing by 5,000,000 shares the number of shares of Common Stock of the Company that may be acquired by employees under such plan (Proposal 3);

    4. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent certified public accountants for the fiscal year which began on July 1, 1998 (Proposal 4); and

    5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only the holders of Common Stock of record at the close of business on September 11, 1998 are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the record date.

                                          By order of the Board of Directors

                                               JAMES B. BENSON
                                                  SECRETARY
September 22, 1998
Roseland, New Jersey

    THE PRESENCE IN PERSON AND/OR THE REPRESENTATION BY PROXY OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF STOCK ENTITLED TO VOTE IS NECESSARY AND SUFFICIENT TO CONSTITUTE A QUORUM. ACCORDINGLY, IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AT THE MEETING.

                                PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS OF

  [LOGO]
                               AUTOMATIC DATA PROCESSING, INC.
                 ONE ADP BOULEVARD - ROSELAND, NEW JERSEY 07068

                        TO BE HELD ON NOVEMBER 10, 1998

                      SOLICITATION AND REVOCATION OF PROXY

    The accompanying proxy is being solicited by the Board of Directors of the Company for use at the forthcoming Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All expenses in connection with the solicitation will be borne by the Company. This proxy statement and the accompanying proxy are being mailed to the stockholders on or about September 22, 1998.

    The Company has one class of securities outstanding and entitled to vote at the Annual Meeting of Stockholders, its Common Stock, par value $.10 per share. At the close of business on September 11, 1998, the record date for determination of stockholders entitled to notice of and to vote at the meeting,
the Company had issued and outstanding [            ] shares of Common Stock
(excluding [          ] treasury shares not entitled to vote). Each outstanding
share of Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting.

    The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting of Stockholders. Directors are elected by a plurality of the affirmative votes cast. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the Company's Restated Certificate of Incorporation increasing to 1,000,000,000 shares the number of authorized shares of Common Stock of the Company. The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote thereon is required (i) to approve the amendment of the Company's Employees' Savings--Stock Purchase Plan increasing by 5,000,000 shares the number of shares of Common Stock of the Company that may be acquired by employees under such plan and (ii) to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. Under the Company's Restated Certificate of Incorporation and By-laws and under Delaware law, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of Directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any proposal (other than the election of Directors) and will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of the election of Directors, the amendment of the Employees' Savings--Stock Purchase Plan or the ratification of the appointment of Deloitte & Touche LLP, but will have the effect of a negative vote on the amendment of the Company's Restated Certificate of Incorporation. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

    The Company's Board of Directors has adopted a policy whereby stockholders' proxies are received by the Company's independent tabulators and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential from the Company's management and directors, except as necessary to meet legal requirements, in cases where stockholders request disclosure, or in a contested election.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    Properly executed proxies will be voted as marked, and if not marked, will be voted in favor of the election of the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee does not remain a candidate at the time of the meeting (a situation which management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors.

                                               SERVED AS A
                                                DIRECTOR
                                              CONTINUOUSLY
             NAME                   AGE           SINCE                           PRINCIPAL OCCUPATION
------------------------------      ---      ---------------  -------------------------------------------------------------
Gary C. Butler................          51           1996     President and Chief Operating Officer of the Company (1)

Joseph A. Califano, Jr........          67           1982     Chairman of the Board and President, The National Center on
                                                                Addiction and Substance Abuse at Columbia University (2)

Leon G. Cooperman.............          55           1991     Chairman and Chief Executive Officer, Omega Advisors, Inc.,
                                                                an investment partnership (3)

George H. Heilmeier...........          62           1994     Chairman Emeritus of Bellcore, a research and engineering
                                                                consortium (4)

Ann Dibble Jordan.............          63           1993     Consultant (5)

Harvey M. Krueger.............          69           1967     Vice Chairman of Lehman Brothers, investment bankers (6)

Frederic V. Malek.............          61           1978     Chairman, Thayer Capital Partners, a merchant banking firm
                                                                (7)

Henry Taub....................          71           1961     Honorary Chairman of the Board of the Company, Chairman of
                                                                the Executive Committee of the Board of the Company (8)

Laurence A. Tisch.............          75           1972     Co-Chairman and Co-Chief Executive Officer of Loews
                                                                Corporation, which is engaged in the consumer products,
                                                                hotel and insurance businesses (9)

Arthur F. Weinbach............          55           1989     Chairman of the Board and Chief Executive Officer of the
                                                                Company (10)

Josh S. Weston................          69           1977     Honorary Chairman of the Board of the Company (11)

------------------------

(1) Mr. Butler has held the indicated position since April 1998. Prior thereto, he had been Group President of the Employer Services Group since January 1995. Prior to that he had been Group President for the Dealer Services Group of the Company for more than five years.

(2) Mr. Califano has been Chairman of the Board and President of The National Center on Addiction and Substance Abuse at Columbia University since 1992. Mr. Califano was a senior partner in the Washington, D.C. office of Dewey Ballantine from 1983 through 1992. He is also a director of Authentic Fitness Corporation, Chrysler Corporation, HealthPlan Services, Inc., K Mart Corporation and Warnaco Inc.

(3) Mr. Cooperman has held the indicated position since 1991. Mr. Cooperman was Chairman and Chief Executive Officer of Goldman Sachs Asset Management from 1989 until July 1991, and is a limited partner of Goldman, Sachs & Co. Prior to that time, Mr. Cooperman spent 22 years in Goldman Sachs' Investment Research Department, in which he served as partner-in-charge, co-chairman of the Investment Policy Committee and chairman of the Stock Selection Committee.

(4) Dr. Heilmeier has been Chairman Emeritus of Bellcore (Bell Communication Research) since November 1997. Dr. Heilmeir served as Chairman and Chief Executive Officer of Bellcore from March 1991 to November 1997. Dr. Heilmeier is also a director of Compaq Computer Corporation, The MITRE Corporation, Perot Systems Corp. and TRW, Inc.

(5) Ms. Jordan is the former Director, Social Services Department, Chicago Lying-In Hospital, University of Chicago Medical Center, a position she assumed in 1970. She is also a director of Johnson & Johnson Corporation, Salant Corporation, The Coleman Company and Travelers Group Inc.

(6) Mr. Krueger is Vice Chairman of Lehman Brothers and has been a senior officer of Lehman Brothers and its predecessor companies for more than the past five years. He is also a director of Chaus, Inc., Club Med Inc., IVAX Corporation and R.G. Barry Corporation.

(7) Mr. Malek has been Chairman of Thayer Capital Partners since 1992. Mr. Malek is also a director of Aegis Communications Group, Inc., American Management Systems Corp., CB Commercial Estate Group, Choice Inc., FPL Group Incorporated, Northwest Airlines, Inc. and various Paine Webber mutual funds.

(8) Mr. Taub became Honorary Chairman of the Company's Board of Directors in 1986 and has been Chairman of the Executive Committee since 1983.

(9) Mr. Tisch has been Co-Chairman and Co-Chief Executive Officer of Loews Corporation for more than the past five years. He is also a director of Bulova Corporation, CNA Financial Corporation, Federated Department Stores, Inc., Loews Corporation and Petrie Stores Corp.

(10) Mr. Weinbach became Chairman of the Board and Chief Executive Officer of the Company in April 1998, having served as President and Chief Executive Officer since 1996 and President and Chief Operating Officer since January 1994. Prior to that time, he served as Executive Vice President since August 1992. He is also a director of HealthPlan Services, Inc.

(11) Mr. Weston became Honorary Chairman of the Company's Board of Directors in April 1998. He served as Chairman of the Board of the Company from August 1996 to April 1998. Prior to August 1996, he served as Chairman of the Board and Chief Executive Officer of the Company for more than the past five years. He is also a director of GIGA Corp., J. Crew Group Inc., Olsten Corp., Public Service Enterprise Group, Shared Medical Systems Corporation and Vanstar Corporation.

DIRECTORS' MEETINGS, COMMITTEES AND FEES

    During the last fiscal year five meetings of the Board of Directors were held. All directors attended at least 75%, in the aggregate, of the meetings of the Board of Directors and the committees of which they were members.

    The Company has a standing Audit Committee composed of Messrs. Califano, Cooperman and Krueger, and Ms. Jordan. Mr. Krueger is the Chairman. The principal functions of the Audit Committee are to (i) make recommendations to the full Board of Directors concerning the appointment of independent auditors,
(ii) review the scope of the audit and related fees, (iii) review the Company's accounting principles, policies and reporting practices with the independent and internal auditors and management, (iv) discuss with the independent auditors the results of their audit and determine what action, if any, is required with respect to the Company's internal controls and (v) consider other audit and non-audit matters from time to time as requested by the full Board of Directors. The Audit Committee met four times during fiscal 1998.

    The Company has a Compensation Committee composed of Messrs. Heilmeier, Malek and Tisch. Mr. Malek is the Chairman. The purpose of the Compensation Committee is to develop guidelines and review the compensation and performance of officers of the Company and other Company associates, to review and approve criteria for granting bonuses and options to officers of the Company, and to develop plans for managerial succession. The Compensation Committee met three times during fiscal 1998.

    The Company has an Executive Committee composed of Messrs. Krueger, Malek, Taub, Weinbach and Weston. Mr. Taub is the Chairman. The purpose of the Executive Committee is to act in the absence of the Board of Directors. The Executive Committee met three times during fiscal 1998.

    The Company does not have a Nominating Committee or any committee performing nominating or similar functions.

    Non-employee directors are paid an annual retainer of $30,000, plus $1,000 for each Board of Directors meeting attended. In addition, non-employee directors are paid $750 for each committee meeting attended, except for the chairman of such committee, who is paid $1,000 for each meeting he attends, and except that each non-employee member of the Executive Committee is paid $1,000 for each meeting he attends. Non-employee directors may elect to defer payment of the above amounts. There are no fees paid to employee directors or other fee arrangements provided by the Company.

    The non-employee directors of the Company are entitled to participate in the 1989 Non-Employee Director Stock Option Plan (the "Directors' Plan") pursuant to which options for 7,500 shares of Common Stock will automatically be granted to persons who become non-employee directors. In addition, each non-employee director will be granted an additional option for 7,500 shares on the first business day after each fifth anniversary of the date of the initial grant to each such non-employee director, provided that he or she is then still serving in such capacity. The Directors' Plan was adopted on November 2, 1989 and will remain in effect until terminated by action of the Board of Directors. All options have been and will be granted at the fair market value of the Common Stock, determined on the basis of the closing price of the Common Stock in consolidated trading on the date of grant, as reported in The Wall Street Journal. Twenty percent of the options granted under the Directors' Plan become exercisable on the first anniversary of the date such options are granted, and twenty percent become exercisable on each successive anniversary date until all such options are exercisable, provided that options become exercisable only if the director is then still serving in such capacity, unless certain specified events occur such as the death, disability or retirement of a director, in which case the options shall immediately vest and become fully exercisable. All options granted under the Directors' Plan have a term of ten years. Under the Directors' Plan, options for 20,000 shares at an exercise price of $11.46 per share and options for 10,000 shares at an exercise price of $28.72 per share have been granted to each of Messrs. Califano, Krueger, Malek and Tisch; Mr. Cooperman has been granted an option for 20,000 shares at an exercise price of $19.34 per share and an option for 5,000 shares at an exercise price of $41.50 per share; Ms. Jordan has been granted an option for 10,000 shares at an exercise price of $26.15 per share and and option for 7,500 shares at an exercise price of $60.28 per share; and Dr. Heilmeier has been granted an option for 10,000 shares at an exercise price of $29.38 per share. Depending upon the date of grant, the foregoing option grants reflect adjustments resulting from subsequent two 2 for 1 stock splits.

    Any person who first becomes a non-employee director after August 13, 1997 is not eligible to receive a pension from the Company. A non-employee director (who was a director on August 13, 1997) who chooses to retire after 20 years of service in such capacity and having attained the age of 70 will receive a pension of $25,000 per year for the remainder of his or her life. If such non-employee director chooses to retire after having attained the age of 65 with 15 years of service, he or she will receive a pension of $12,500 per year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

    The following table contains information as of August 28, 1998 with respect to the beneficial ownership of Common Stock of the Company by each director and nominee for director of the Company, by each of the executive officers of the Company named in the Summary Compensation Table and by all directors and executive officers of the Company as a group (including the named individuals). Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned. To the knowledge of the management of the Company, no person beneficially owned as of August 28, 1998 more than 5% of the outstanding shares of the Company's Common Stock.

                                                              SHARES OF COMMON STOCK
NAME                                                          BENEFICIALLY OWNED (1)     PERCENT
------------------------------------------------------------  -----------------------  -----------
Gary C. Butler (2)..........................................             310,550                *
Joseph A. Califano, Jr......................................              26,800                *
Leon G. Cooperman...........................................              22,000                *
Richard J. Daly.............................................             133,612                *
Russell P. Fradin...........................................              61,260                *
George H. Heilmeier.........................................               6,200                *
John P. Hogan...............................................             125,899                *
Ann Dibble Jordan...........................................              10,200                *
Harvey M. Krueger...........................................              42,000                *
Frederic V. Malek (3).......................................              12,500                *
Henry Taub (4)..............................................           4,094,776             1.4%
Laurence A. Tisch...........................................               3,200                *
Arthur F. Weinbach..........................................             519,910                *
Josh S. Weston..............................................             622,978                *
Directors and Executive Officers as a group
  (21 persons, including those named above) (5).............           6,348,947             2.1%

------------------------
 * Indicates less than one percent.

(1) Includes shares that may be acquired upon the exercise of options granted by the Company that are exercisable prior to October 27, 1998. The shares beneficially owned include 110,000, 26,000, 20,000, 91,000, 6,000, 104,000,
    26,000, 332,000, 370,000 and 10,000 shares subject to such options granted to Messrs. Butler, Califano, Cooperman, Daly, Heilmeier, Hogan, Krueger, Weinbach and Weston and Ms. Jordan, respectively, and 1,095,000 shares subject to such options granted to the Directors and Executive Officers as a group.

(2) In addition, members of Mr. Butler's immediate family were potential beneficiaries of a charitable trust owning 600 shares of Common Stock of the Company.

(3) In addition, members of Mr. Malek's immediate family were potential beneficiaries of charitable trusts or owned outright an aggregate of 1,600 shares of Common Stock of the Company.

(4) Members of Mr. Taub's immediate family were potential beneficiaries of charitable trusts or owned outright an aggregate of 149,679 shares of Common Stock of the Company.

(5) Members of the immediate families of non-director officers of the Company owned 1,316 shares of Common Stock of the Company.

STOCKHOLDER APPROVAL REQUIRED

    Directors shall be elected by a plurality of the affirmative votes cast at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following sections of this proxy statement cover the components of the total compensation of the Company's chief executive officer and the four other most highly compensated executive officers of the Company. These sections include: (i) a series of tables covering annual and long-term compensation; (ii) a pension plan table summarizing the annual benefits payable under the Company's defined benefit retirement plans; (iii) a report by the Compensation Committee of the Board of Directors describing the Company's compensation policies for fiscal 1998 for its executive officers and the rationale upon which its chief executive officer's compensation for fiscal 1998 was based; and (iv) a performance graph comparing the Company's total stockholder return to the S&P 500 and a Peer Group Index over a five year period.

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation of the Company's chief executive officer and the four other most highly compensated executive officers for services in all capacities to the Company for the three years ended June 30, 1998.

                                           ANNUAL
                                      COMPENSATION(1)     LONG-TERM COMPENSATION
                                    --------------------  -----------------------
                                                                       NUMBER OF
                                                                      SECURITIES
                                                          RESTRICTED  UNDERLYING
                          YEAR                              STOCK       OPTIONS
      NAME AND            ENDED                             AWARDS      GRANTED    COMPENSATION
 PRINCIPAL POSITION     JUNE 30,     SALARY      BONUS       (2)          (3)           (4)
---------------------  -----------  ---------  ---------  ----------  -----------  -------------
Arthur F. Weinbach           1998   $ 625,000  $ 412,500  $1,778,150     100,000     $   6,244
  Chairman and Chief         1997   $ 571,667  $ 315,000  $   --         110,000     $   5,329
  Executive Officer          1996   $ 475,000  $ 235,000  $   --          --         $   5,861
Gary C. Butler               1998   $ 506,151  $ 325,000  $1,595,963      60,000     $   5,680
  President and Chief        1997   $ 457,500  $ 240,000  $   --          50,000     $   5,463
  Operating Officer          1996   $ 415,000  $ 228,000  $  470,375      20,000     $   6,086
Russell P. Fradin            1998   $ 420,595  $ 225,000  $   --          50,000     $   4,377
  Group President            1997   $ 279,710  $ 200,000  $2,538,750     120,000     $  --
Richard J. Daly              1998   $ 318,269  $ 195,000  $   --          41,400     $   5,499
  Group President            1997   $ 275,877  $ 180,000  $  488,800      45,000     $   4,409
                             1996   $ 208,214  $ 176,200  $  478,950      45,000     $   4,160
John P. Hogan                1998   $ 318,270  $ 190,000  $   --          25,000     $   4,486
  Group President            1997   $ 265,000  $ 175,000  $   --          --         $   3,115
                             1996   $ 215,306  $ 176,400  $  965,625     100,000     $   4,610

------------------------

(1) None of the named executive officers received any perquisites or other personal benefits of an amount, or any other annual compensation of a type required to be reported by the Securities and Exchange Commission pursuant to applicable rules and regulations.

(2) The dollar values shown in the Restricted Stock Awards column are based on the closing market price of the Company's Common Stock on the date the restricted shares were granted. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time (generally over periods of up to five years) and continued employment with the Company.

    As of June 30, 1998, the aggregate number of shares of restricted stock held by each named executive officer and the aggregate fair market value of such shares (calculated by multiplying the aggregate number of shares held by each such named executive officer by $72.875, the closing price on the New York Stock Exchange of the Company's Common Stock on June 30, 1998) was: Mr. Weinbach, 24,400 shares ($1,778,150); Mr. Butler, 21,900 shares ($1,595,963); Mr. Fradin, 50,000 shares ($3,643,750), Mr. Daly, 22,800
    ($1,661,550) and Mr. Hogan, 25,000 ($1,821,875).

    The restricted stock awards to the named executive officers reported in the table that vest, in whole or in part, in under three years from the date of grant, together with their vesting schedule, are as follows:

    (i) Mr. Weinbach received a grant of 24,400 restricted shares in fiscal 1998, 12,200 of which will vest in each of fiscal 2000 and 2001.

    (ii) Mr. Butler received a grant of 21,900 restricted shares in fiscal 1998, 1,300 of which will vest in fiscal 2000, and 10,300 of which will vest in each of fiscal 2001 and 2002. In addition, Mr. Butler received a grant of 14,200 restricted shares in fiscal 1996, 1,300 of which vested in each of fiscal 1996, 1997 and 1998, 1,300 will vest in fiscal 1999 and 9,000 will vest in fiscal 2000.

    (iii) Mr. Fradin received a grant of 50,000 restricted shares in fiscal 1998 of which 10,000 vested in fiscal 1998, and 10,000 will vest in each of fiscal 1999 through 2002.

    (iv) Mr. Daly received a grant of 10,400 restricted shares in fiscal 1997, of which 2,600 vested in 1997, 2,400 vested in fiscal 1998, 2,200 will vest in fiscal 1999, 1,800 will vest in fiscal 2000, and 1,400 will vest in fiscal 2001. Mr. Daly also received a grant of 12,400 restricted shares in fiscal 1996, of which 1,000 vested in fiscal 1996, 1,200 vested in fiscal 1997, 1,400 vested in fiscal 1998, and 1,600 will vest in fiscal 1999, and 3,600 will vest in each of fiscal 2000 and 2001.

    (iii) Mr. Hogan received a grant of 25,000 restricted shares in fiscal 1996, of which 5,000 vested in each of fiscal 1997 and 1998, 5,000 will vest in each of fiscal 1999 through 2001.

       Dividends are paid on restricted stock at the same rate as other outstanding shares of the Company's Common Stock. In the event of a change of control of the Company, the unvested portion of the restricted stock of Messrs. Weinbach and Butler will be subject to limited accelerated vesting.

(3) The Company does not award Stock Appreciation Rights (SARS).

(4) For the year ended June 30, 1998, consists of the sum of: (i) contributions to the Company's Retirement and Savings Plan (401(k)) in the following amounts, Mr. Weinbach, $5,223, Mr. Butler, $5,225, Mr. Fradin, $4,275, Mr. Daly, $5,213, and Mr. Hogan, $4,269; and (ii) compensatory split-dollar insurance premiums (with a statistically calculated economic benefit to the executive determined by Phoenix Home Life Insurance Company for W-2 income purposes) in the following amounts: Mr. Weinbach, $1,021, Mr. Butler, $455, Mr. Fradin, $102, Mr. Daly, $286, and Mr. Hogan, $217.

STOCK OPTION PLANS

    The Company has in effect a 1981 Key Employees' Stock Option Plan (the "1981 Plan") and a 1990 Key Employees' Stock Option Plan (the "1990 Plan"). The 1981 Plan and the 1990 Plan collectively are referred to as the "Option Plans". Officers and key employees are eligible to participate in the Option Plans, which permit the issuance, in addition to non-qualified options, of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has ceased granting options under the 1981 Plan, but outstanding options under the 1981 Plan remain valid. In the event of a change in control of the Company, the unvested portion of the stock options of Messrs. Weinbach and Butler will be subject to limited accelerated vesting.

    The Option Plans are administered by the Compensation Committee of the Board of Directors. The Committee has the authority to determine the employees to whom options will be granted and, subject to the Option Plans, the terms and amount of options granted.

    ISOs expire no more than ten years from their date of grant, with an exercise price equal to 100% of the fair market value on the date of grant. Non-qualified options, as granted, expire 10 years after the date of grant with an exercise price equal to 100% of the fair market value on the grant date.

    An optionee has no rights as a stockholder with respect to any shares covered by his options until the date of issuance of a stock certificate to him for such shares. During the life of the optionee, the option is exercisable only by him. No option is exercisable more than 15 days after termination of employment, or (if termination is due to the death of an optionee) more than six months after the appointment and qualification of an executor or administrator of the deceased optionee's estate or 12 months after the death of the optionee, whichever occurs earlier.

    The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended June 30, 1998.

                                                 OPTION GRANTS IN LAST FISCAL YEAR
                               ----------------------------------------------------------------------
                                NUMBER OF    PERCENT OF TOTAL
                               SECURITIES         OPTIONS
                               UNDERLYING         GRANTED
                                 OPTIONS       TO EMPLOYEES       EXERCISE                 GRANT DATE
                                 GRANTED      IN FISCAL YEAR        PRICE     EXPIRATION     VALUE
            NAME                 (#) (1)            (%)           ($/SHARE)      DATE       ($) (2)
-----------------------------  -----------  -------------------  -----------  -----------  ----------
Arthur F. Weinbach                100,000              1.8            46.56      8/13/07   $1,177,143
Gary C. Butler                     60,000              1.1            64.06      5/18/08   $  979,586
Russell P. Fradin                  50,000              0.9            64.06      5/18/08   $  829,522
Richard J. Daly                    41,400              0.8            54.62     11/11/07   $  575,305
John P. Hogan                      25,000              0.5            54.62     11/11/07   $  334,264

------------------------

(1) All options were granted pursuant to the 1990 Plan. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options were granted for terms of ten years, and vest fully during periods from four to six years subsequent to the date of grant.

(2) The grant date values were calculated on the basis of the Black-Scholes option pricing model. Options were assumed to be exercised 6.2 years after the date of grant, based on historical experience. A risk-free interest rate of 6.27%, stock price volatility of 13.91% and the dividend yield of 1% were used in the calculation for the option grants to Mr. Weinbach. A risk-free interest rate of 5.67%, stock price volatility of 17.35% and the dividend yield of 1% were used in the calculation for the option grant to Messrs. Butler and Fradin. A risk-free interest rate of 5.91%, stock price volatility of 15.56% and the dividend yield of 1% were used in the calculation for the option grant to Messrs. Daly and Hogan. A discount of 3% was applied to the calculated value to reflect the risk of forfeiture during the option term. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's Common Stock, which would benefit all stockholders commensurately.

                          AGGREGATED OPTION EXERCISES

                      FOR FISCAL YEAR ENDED JUNE 30, 1998
                     AND OPTION VALUES AS OF JUNE 30, 1998

    The following table sets forth certain information concerning option exercises during the last fiscal year by the named executive officers and unexercised options held by such officers at the end of the last fiscal year.

                                                 NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                                  OPTIONS AT 6/30/98               6/30/98
                                                          (#)                        ($)
                                               -------------------------  -------------------------
                    SHARES
                   ACQUIRED         VALUE
                 ON EXERCISE      REALIZED
     NAME            (#)             ($)       EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------  --------------  -------------  ----------  -------------  -----------  ------------
Arthur F.
  Weinbach             40,000    $ 2,250,000      328,000      302,000    $18,596,000   $10,196,000
Gary C. Butler                                     70,000      250,000    $ 4,098,000   $8,067,000
Russell P.
  Fradin                                           20,000      150,000    $   611,000   $3,495,000
Richard J.
  Daly                                             81,000      130,400    $ 3,876,000   $4,007,000
John P. Hogan                                      99,000      108,000    $ 4,246,000   $3,563,000

DEFINED BENEFIT PLANS

    The following table shows the estimated annual retirement benefits payable under the Company's retirement program, consisting of the Retirement Capital Accumulation Plan (the "Pension Plan") and the Supplemental Officers' Retirement Plan (the "Supplemental Retirement Plan"), to persons in specified average compensation and credited service classifications, assuming retirement at age 65.

      FINAL                                   YEARS OF CREDITED SERVICE AT RETIREMENT
 5-YEAR AVERAGE    ---------------------------------------------------------------------------------------------
  COMPENSATION            10                 15                 20                 25                 30
-----------------  -----------------  -----------------  -----------------  -----------------  -----------------
$         400,000  $          65,000  $         101,000  $         119,000  $         130,000  $         147,000
          500,000             80,000            124,000            144,000            155,000            172,000
          600,000             95,000            146,000            169,000            180,000            197,000
          700,000            110,000            169,000            194,000            205,000            222,000
          800,000            125,000            191,000            219,000            230,000            247,000
          900,000            140,000            214,000            244,000            255,000            272,000
        1,000,000            155,000            236,000            269,000            280,000            297,000

    Compensation covered by the Pension Plan is limited to January 1 base salary up to the current compensation limit in effect for the plan year. Compensation covered under the Supplemental Retirement Plan includes cash compensation and compensation from restricted stock vesting during the year. Benefits under the Supplemental Retirement Plan are subject to reduction for social security, Pension Plan and 401(k) benefits.

    Messrs. Butler, Fradin, Daly and Hogan have, in the aggregate, 22, 0, 4 and 8 years of credited service respectively under the Pension Plan and 9, 1, 3 and 4 years of service respectively under the Supplemental Retirement Plan. Mr. Weinbach has 17 years of credited service under the Pension Plan. The Company has agreed that for purposes of the Supplemental Retirement Plan, Mr. Weinbach is deemed to have 10 years of credited service and, unless his employment is terminated for cause, will receive the maximum benefits available under such Plan.

EMPLOYMENT AGREEMENT

    Arthur F. Weinbach entered into an employment agreement with the Company as of August 1, 1996, the day Mr. Weinbach became Chief Executive Officer of the Company. The agreement has successive one-year terms unless terminated by the Company or Mr. Weinbach prior to June 1 of any year. Mr. Weinbach's annual base salary is to be no less than $580,000, and his annual target bonus no less than $290,000. The agreement provides that Mr. Weinbach is to be granted restricted stock awards for a number of shares so that restrictions will lapse in each fiscal year of the Company on shares with a market value on the date of the award of at least $500,000. If Mr. Weinbach's employment is terminated by the Company without cause, then he is entitled to receive his base salary for 18 months and continue to vest in his restricted stock awards and stock options. If his employment is terminated following a change-in-control of the Company, he will receive a termination payment equal to a percentage, ranging from 300% if such termination occurs within two years of such change-in-control to 100% if it occurs after the third year, of his annual base salary and his average annual bonus for the prior two years. In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

    Mr. Butler has entered into an agreement with the Company which provides for a defined severance period, not to exceed nine months, in the event of a termination of his employment resulting from a change-in-control of the Company.

CERTAIN TRANSACTIONS

    Harvey M. Krueger, a director of the Company, is Vice Chairman of Lehman Brothers, which provided various investment banking and brokerage services to the Company in the past fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    The Compensation Committee of the Board of Directors is composed of three outside directors: Messrs. Heilmeier, Malek and Tisch.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting on behalf of the Board of Directors the base salaries and the total compensation levels of the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Group Presidents of the Employer Services, Brokerage Services and Dealer Services businesses, as well as a structure for other key executives of the Company. The Committee grants all stock options and reviews all recommendations for grants of restricted stock to these and other key executives.

COMPENSATION POLICIES

    The Company's executive compensation policies for fiscal 1998, which were reviewed by the Committee, were designed to emphasize both competitive and variable compensation, with direct linkages to business objectives and exceptional performance.

    The primary components of the compensation package for key executives for fiscal 1998 were base salary, bonus, restricted stock and stock options. The Company and the Committee have always believed that stock ownership in the form of restricted stock and longer-term stock option vesting is vital in linking management to stockholder interests. The Company sets its salary, bonus and restricted stock targets (i.e. direct cash compensation) BELOW the median of market range levels of comparable sized companies in the S&P 500. Therefore, executives derive more from stock option price appreciation as a percent of total compensation than in a company whose direct cash compensation is set at market levels or higher.

ANNUAL COMPENSATION

    Annual total compensation consists of base salary, cash bonus and yearly vesting of restricted stock. The base salaries for executives for fiscal 1998 were determined based upon the job grade of the position, the salary range of the job grade and the performance of the executive.

    Key executives earned cash bonuses in fiscal 1998 based upon individual annual accomplishments versus individual pre-established goals that included business growth and increased profitability. Performance goals also included quality/service, product development, organization development and leadership.

LONG-TERM COMPENSATION

    Long-term compensation is comprised of future restricted stock and stock options vestings. The Company has from time to time sold shares of restricted stock to executive officers and other key employees, at par value, in recognition of their individual levels of relative responsibility and prospective contributions to the business. Company, imposed restrictions on transfer or pledge of the restricted stock generally lapse over the ensuing five years, and are subject to continued employment. The restricted stock plan is designed to encourage stock ownership, longevity, and long-term performance.

    Stock options are granted to executive officers and other key employees in amounts based upon their job grade and individual performance. Stock options are granted at fair market value as of the date of grant, and have a term of up to ten years. Stock options provide incentive for the creation of stockholder value over the long-term, and also significantly aid in executive recruiting and retention.

    Restricted stock and stock option grants were made to individual key executives during fiscal 1998 on a basis consistent with the above guidelines.

BENEFITS

    The Company provided certain supplemental benefits to key executives during fiscal 1998 to ensure that it could compete effectively for executive talent. These supplemental benefits included additional company paid life insurance and certain additional retirement benefits described in the "Defined Benefit Plans" section of this proxy statement.

CEO COMPENSATION

    The Committee meets annually without the Chief Executive Officer present to evaluate his performance and to determine his compensation.

    In fiscal 1998, the Company achieved its 37th consecutive year of double digit earnings per share growth. Based on those results and pursuant to the terms of his employment agreement, Mr. Weinbach received a base salary of $625,000 and a bonus of $412,500 during fiscal 1998. Such compensation is below the median base salary and bonus compensation of chief executive officers at companies in the S&P 500 with annual revenues between $1 and $6 billion, as surveyed by the Company.

    The incentives of the Chief Executive Officer are provided in the form of restricted stock and stock options. This ensures that the Chief Executive Officer and the Company's stockholders would have a commonality of purpose in enhancing stockholder value. The Committee has granted Mr. Weinbach, during the last five years, stock options totaling 370,000 shares and the opportunity to purchase 41,400 shares of restricted stock.

                                          Compensation Committee
                                          of the Board of Directors
                                          Frederic V. Malek, Chairman
                                          George H. Heilmeier
                                          Laurence A. Tisch

                               PERFORMANCE GRAPH

    The following graph compares the cumulative return on the Common Stock of the Company for the most recent five years with the cumulative total return on the S&P 500 Index and a Peer Group Index* comprised of direct competitors of the Company over the same period, assuming an initial investment of $100 on June 30, 1993, with all dividends reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CUMULATIVE RETURN

                         AUTOMATIC     S&P 500        PEER
Year               DATA PROCESSING       INDEX       GROUP
Jun-93                     $100.00     $100.00     $100.00
Jun-94                     $111.76      $98.61     $116.75
Jun-95                     $132.31     $120.91     $169.70
Jun-96                     $164.11     $148.85     $240.55
Jun-97                     $201.61     $196.47     $208.16
Jun-98                     $315.44     $251.67     $286.66

------------------------

*   The Peer Group Index is comprised of the following companies:

AFFILIATED COMPUTER SERVICES, INC.     FIRST DATA CORPORATION                 PMT SERVICES, INC.
THE BISYS GROUP, INC.                  FISERV, INC.                           THE PROFIT RECOVERY GROUP
CERIDIAN CORP.                         HEALTH MANAGEMENT SYSTEMS, INC         INTERNATIONAL, INC.
COMPUTER SCIENCES CORPORATION          HEALTH SYSTEMS DESIGN CORPORATION      SEI INVESTMENTS COMPANY
CONCORD EFS, INC.                      HPR INC.                               SHARED MEDICAL SYSTEMS CORPORATION
DELUXE CORPORATION                     MEDAPHIS CORPORATION                   SPS TRANSACTION SERVICES, INC.
DST SYSTEMS, INC.                      NATIONAL DATA CORPORATION              SUNGARD DATA SYSTEMS INC.
ELECTRONIC DATA SYSTEMS CORPORATION    NATIONAL PROCESSING, INC.              TOTAL SYSTEM SERVICES, INC.
ENVOY CORPORATION                      NOVA CORPORATION                       ULTRADATA CORPORATION
EQUIFAX INC.                           PAYCHEX, INC.

                                   PROPOSAL 2

               APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED
              CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER

    The Board of Directors of the Company has adopted a resolution declaring it advisable to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, par value $.10 per share, from 500,000,000 to 1,000,000,000 shares.

    The amendment will provide additional shares of Common Stock that could be issued from time to time by the Board of Directors, without soliciting further stockholder approval, for various corporate purposes including, but not limited to, acquisitions of other companies and stock dividends, stock splits and other distributions. At this time, the Board of Directors has no specific plans for utilizing the authorized but unissued and unreserved shares; however, the Board believes it is desirable to have the authorized capital of the Company sufficiently flexible so that future business needs and corporate opportunities may be dealt with by the Board of Directors without further stockholder action. Although some of such additional authorized shares could be used in a transaction to thwart a takeover attempt, such is not the current intention of the Board of Directors, nor is the Board aware of any threatened takeover.

    If adopted by the stockholders, the proposed amendment will be accomplished by the filing of a Certificate of Amendment to the Restated Certificate of Incorporation, substantially in the form of Exhibit "A" hereto, with the Secretary of State of the State of Delaware, which would be expected to be accomplished promptly following stockholder approval.

    Financial statements are not included in this proxy statement, as they are not deemed to be material to a decision upon the proposed amendment.

    Holders of Common Stock of the Company have no pre-emptive rights to subscribe for or purchase or receive any additional shares, bonds, debentures or other securities of the Company.

STOCKHOLDER APPROVAL REQUIRED

    Approval of the proposed amendment to the Company's Restated Certificate of Incorporation by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote is required.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                    EMPLOYEES' SAVINGS--STOCK PURCHASE PLAN

AMENDMENT OF THE PURCHASE PLAN

    At the 1968 Annual Meeting of Stockholders, the stockholders of the Company adopted the Employees' Savings--Stock Purchase Plan (the "Purchase Plan"). On August 13, 1998, the Board of Directors of the Company adopted an amendment to the Purchase Plan, effective November 11, 1998, increasing the number of shares of the Company's Common Stock which can be sold pursuant to the Purchase Plan by 5,000,000 shares, so that after such amendment and seven similar previous amendments the total number of shares allocated to the Purchase Plan is 37,160,000. Prior to such amendment there remained available for sale under the Purchase Plan as at August 31, 1998 an aggregate of 1,395,349 shares, exclusive of shares under election for purchase pursuant to prior offerings. The Company intends to use the shares authorized by the amendment for future offerings under the Purchase Plan.

DESCRIPTION OF THE PURCHASE PLAN

    Under the Purchase Plan, eligible employees of the Company and its subsidiaries may be given the opportunity to purchase, through installment payments to be deducted from salary, shares of the Company's Common Stock. On August 31, 1998, there were 15,115 employees participating in the 1996 offering of the Purchase Plan and 18,932 employees participating in the 1997 offering, many of whom are also participants in the 1996 offering. The purpose of the Purchase Plan is to obtain for the Company, through encouraging the purchase of shares of the Common Stock of the Company by a large number of its employees, the benefit of the added incentive inherent in the ownership of the Company's stock by such employees.

    The Purchase Plan provides for one or more offerings of the shares authorized (including the shares to be added by the proposed amendment) to eligible employees of the Company and of such of its subsidiaries as may be invited to participate by the Company. In connection with each such offering, the Company will designate the number of shares available for purchase and the period during which installment payments in fulfillment of the purchase price shall be made.

    The Purchase Plan provides that the price at which shares of stock will be sold to eligible employees under each offering will be the lesser of (i) 85% of the market price on the last business day of the purchase period specified in each offering, and (ii) 85% of the market price on the day on which the option to participate is granted. Payment for shares is made on an installment basis by payroll allotments with no right of prepayment. Interest is allowed on employees' accounts at a rate determined by the Company in connection with each offering. Any employee who has elected to purchase shares may cancel his election to purchase as to any or all of such shares and receive a cash refund of the amount credited to his account with respect to the shares as to which he has canceled. An election to purchase is deemed to be canceled in the event an employee dies, resigns or is dismissed.

    The closing price of the Company's Common Stock on The New York Stock
Exchange Composite Tape on September 11, 1998 was $[      ].

PRIOR OFFERINGS

    Offerings under the Purchase Plan have been made in each of the years 1968 through 1997. The offerings made in 1996 and 1997 are still in progress and, as of August 31, 1998, 1,715,515 and 1,840,691 shares were under election for purchase at a maximum cost of $34.54 and $41.84 per share, respectively, which represents 85% of the adjusted market price of the Company's Common Stock on the day on which the option to participate was granted. If the average market price of the Company's Common Stock on the last business day of December 1998 and 1999 is less than $40.625 and $49.2188, respectively, the purchase price per share will be equal to the 85% of the average market price of the Company's Common Stock on such date.

TAX CONSEQUENCES

    The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is not qualified under Section 401(a) of the Code.

    If the optionee does not dispose of the shares transferred to him under the Purchase Plan within two years after the date of the granting of the option and within one year after the transfer of such shares to him, he will not realize taxable income upon the grant or exercise of the option, and any gain or loss subsequently realized by him will be treated as a long-term capital gain or loss, as the case may be, except that upon a disposition of the shares purchased, or in the event of the employee's death (whenever occurring) while owning such shares, the employee will be taxed on an amount of ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time the option was granted over the purchase price determined as if the option were exercised on the date of grant, or (ii) the excess, if any, of the fair market value of the shares at the time the shares were disposed of, or at the time of death, as the case may be, over the purchase price. The basis of such shares will be increased by an amount equal to the amount taxable as ordinary income, and any further gain on such a disposition will be taxable as a long-term capital gain. The Company will not be entitled to a deduction for Federal income tax purposes with respect to the granting of such options, the issuance of the shares upon the exercise of the options, or the subsequent dispositions of the shares purchased.

    If the shares issued under the Purchase Plan are disposed of prior to the expiration of the required holding periods described above, the employee will realize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the excess of the fair market value of such shares at the time of purchase over the purchase price. Such amount will be deductible by the Company for Federal income tax purposes. In addition, the excess of the amount realized on a disqualifying disposition over the market value on the date of purchase will be taxable to the optionee as a short-term capital gain.

STOCKHOLDER APPROVAL REQUIRED

    Approval of the proposed amendment to the Purchase Plan by the affirmative vote of the holders of a majority of the shares cast on the amendment is required.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

                                   PROPOSAL 4

                            APPOINTMENT OF AUDITORS

    At the Annual Meeting of Stockholders, the stockholders will vote on the ratification of the appointment of Deloitte & Touche LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year begun July 1, 1998. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he desires. He will be available to answer appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                                 OTHER MATTERS

    So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

            SECTION 16(B)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    During fiscal 1997, Frederic W. Malek, a director, filed late one Statement of Changes in Beneficial Ownership (Form 4) covering two transactions that occurred on January 3, 1997.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company for inclusion in the 1999 Proxy Statement no later than May 25, 1999.

                                 ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended June 30, 1998, which is not a part of the proxy soliciting material, is being mailed to the Company's stockholders together with this proxy statement.

                                               For the Board of Directors
                                               James B. Benson
                                                 Secretary

Roseland, New Jersey
September 22, 1998

                                                                       EXHIBIT A

                                  AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        AUTOMATIC DATA PROCESSING, INC.

                            ------------------------

      ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 242 AND 245 OF

              THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                            ------------------------

    We, the Chairman of the Board and Chief Executive Officer and the Corporate Vice President and Secretary, respectively, of Automatic Data Processing, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of said corporation as follows:

        I. That the name of the corporation is AUTOMATIC DATA PROCESSING, INC. (hereinafter called the "Corporation").

        II. That the Certificate of Incorporation of the Corporation was filed by the Secretary of State on the 12th day of June 1961.

        III. That this Certificate amends the Certificate of Incorporation by increasing the number of authorized shares of Common Stock of the Corporation to 1,000,000,000 shares.

        IV. That the amendment and the restatement of the Certificate of Incorporation of the Corporation have been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding stock entitled to vote at a meeting of stockholders.

        V. That the text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated, as further amended by this Certificate, to read in its entirety as follows:

                            CERTIFICATE OF INCORPORATION
                                         OF
                          AUTOMATIC DATA PROCESSING, INC.

    We, the undersigned, in order to form a corporation for the purposes hereinafter stated, pursuant to the provisions of Chapter 1 of Title 8 of the Delaware Code of 1953, do hereby certify as follows:

    FIRST: The name of the corporation is AUTOMATIC DATA PROCESSING, INC. (hereinafter called the "Corporation").

    SECOND: The address of the Corporation's registered office is 306 South State Street, City of Dover; County of Kent, State of Delaware; and its registered agent at such address is United States Corporation Company.

    THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; and in addition to, and without limiting the generality of; the foregoing, the following:

        (a) To engage in the business of preparing payrolls, performing statistical, tabulating and clerical services of all kinds, conducting research and analytical or statistical studies, preparing business reports and surveys, rendering consulting services to business and performing business services of any and all kinds of a similar nature;

        (b) To engage in, carry on, conduct and/or participate in any general or specific branch or phase of the activities, enterprises, or businesses authorized in this Certificate in the State of Delaware or in any other state of the United States and in all foreign countries, and in all territories, possessions and other places, and in connection with the same, or any thereof; to be and act either as principal, agent, contractor or otherwise;

        (c) To do everything necessary, suitable, convenient or proper for the accomplishment, attainment or furtherance of; to do every other act or thing incidental or appurtenant to, growing out of or connected with, the purposes set forth in this Certificate, whether alone or in association with others; to possess all the rights, powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations organized under the General Corporation Law of the State of Delaware (as the same may be amended from time to time) or any statute which may be enacted to supplement or replace it, and, in general, to carry on any of the activities and to do any of the things herein set forth to the same extent and as fully as a natural person or a partnership, association, corporation or other entity, or any of them, might or could do; provided, that nothing herein set forth shall be construed as authorizing the Corporation to possess any purpose, object, or power; or to do any act or thing, forbidden by law to a corporation organized under the General Corporation Law of the State of Delaware. The foregoing provisions of this Article shall be construed as purposes, objects and powers, and each as an independent purpose, object and power; in furtherance, and not in limitation, of the purposes, objects and powers granted to the Corporation by the laws of the State of Delaware; and except as otherwise specifically provided in any such provision, no purpose, object or power herein set forth shall be in any way limited or restricted by reference to, or inference from, any other provision of this Certificate.

    FOURTH: The total number of shares which the Corporation shall have authority to issue is One Billion Three Hundred Thousand (1,000,300,000), consisting of Three Hundred Thousand (300,000) shares of Preferred Stock, of the par value of One Dollar ($1.00) per share (hereinafter called "Preferred Stock"), and One Billion (1,000,000,000) shares of Common Stock, of the par value of Ten Cents ($.10) per share (hereinafter called "Common Stock").

    The Board of Directors is hereby authorized to issue the shares of the Preferred Stock in one or more series, to fix by resolution, to the extent now or hereafter permitted by the laws of the State of Delaware, the designation such series, the dividend rate of such series and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund for the shares of such series, the preferences of such series with respect to dividends and in the event of the liquidation or dissolution of the Corporation, the provisions, if any, respecting the redemption of the shares of such series, the voting rights, if any, of the shares of such series, the terms, if any, upon which the shares of such series shall be convertible into or exchangeable for any other shares of stock of the Corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof; of the shares of such series.

    Subject to the payment or setting apart for payment of any preferential dividends which the holders of shares of any series of Preferred Stock shall be entitled to receive, the holders of the Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors, in its discretion, from any assets legally available for the payment of dividends.

    In the event of the liquidation or dissolution of the Corporation, whether voluntary or involuntary, after distribution to the holders of all shares of any series of Preferred Stock which shall be entitled to a preference over the holders of Common Stock of the full preferential amounts to which they are entitled, the holders of Common Stock shall be entitled to share ratably in the distribution of the remaining assets of the Corporation available for distribution to shareholders.

    Except as otherwise expressly provided in any resolution adopted by the Board of Directors granting voting rights to the holders of shares of any series of Preferred Stock and except as otherwise required by law the entire voting power of the Corporation shall be vested in the Common Stock, and each share of Common Stock shall have one vote for each share thereof held.

    FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by law:

        1. Members of the Board of Directors may be elected either by written ballot or by voice-vote.

        2. The Board of Directors may from time to time make, alter, or repeal the By-laws of the Corporation; provided, that any By-laws made, amended, or repealed by the Board of Directors may be amended or repealed, and new By-laws may be made, by the stockholders of the Corporation.

        3. The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the By-laws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons.

        4. A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of; or for or with respect to any acts or omissions occurring prior to, such repeal or modification.

    SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may; on the application in a summary way of this Corporation or of any creditor or stockholder thereof; or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as the said Court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    IN WITNESS WHEREOF, We, Arthur F. Weinbach, Chairman of the Board and Chief
Executive Officer, and James B. Benson, Corporate Vice President and Secretary,
of AUTOMATIC DATA PROCESSING, INC., have signed this Certificate and caused the
corporate seal of the corporation to be hereunto affixed this   day of November,
1998.

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
                                           ----------------------------------------
                                           Arthur F. Weinbach
                                           CHAIRMAN OF THE BOARD AND
                                           CHIEF EXECUTIVE OFFICER

                                           Attest:
                                           ----------------------------------------
                                           James B. Benson
                                           CORPORATE VICE PRESIDENT AND SECRETARY

[Corporate Seal]

                                     [LOGO]

                                                              September 22, 1998

Dear Shareholder:

    You are cordially invited to join us at the 1998 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year's meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 10, 1998, starting at 10:00 a.m. I hope you will be able to attend. At the meeting we will (i) elect directors, (ii) vote on an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock of the Company to 1,000,000,000 shares, (iii) vote on an amendment to the Company's Employee's Savings-- Stock Purchase Plan increasing by 5,000,000 shares the number of shares of Common Stock that may be acquired by employees under the plan, and (iv) vote on the appointment of Deloitte & Touche LLP as independent auditors.

    It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postpaid return envelope as promptly as possible. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendation of your directors.

    As in the past years, we will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from shareholders. I am looking forward to seeing you at the meeting.

                                          Sincerely,
                                          Arthur F. Weinbach
                                          Chairman and Chief Executive Officer

 ...............................................................................
                            [Form of Proxy -- Front]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROPERLY EXECUTED PROXIES WILL BE VOTED AS MARKED AND, IF NOT MARKED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT AND FOR PROPOSALS (2), (3) AND (4) ON THE REVERSE SIDE.

    The undersigned hereby appoints Arthur F. Weinbach and Gary C. Butler, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 1998 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at the corporate offices of the Company, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY 07068, on Tuesday, November 10, 1998 at 10:00 A.M., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

    Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

PLEASE DATE, SIGN AND MAIL THE PROXY PROMPTLY IN THE SELF-ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF SHARES ARE HELD JOINTLY, BOTH OWNERS SHOULD SIGN.

    The nominees for Director are Gary C. Butler, Joseph A. Califano, Jr., Leon
G. Cooperman, George H. Heilmeier, Ann Dibble Jordan, Harvey M. Krueger, Frederic V. Malek, Henry Taub, Laurence A. Tisch, Arthur F. Weinbach and Josh S. Weston.

ADP'S VOTING SERVICES
As an alternative to completing the proxy form below, you may enter your vote by telephone or via the Internet.
--------------------------------------------------------------------------------

ADP'S TELEPHONE VOTING SERVICE

Now you can vote your proxy right over the telephone. It's fast, convenient, and your Proxy is immediately confirmed and posted.

                              Phone 1-800-VOTE ADP
                                 1-800-868-3237
                        Just follow these 4 easy steps:

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
1.         Read the accompanying Proxy Statement and the proxy form below.
2.         Phone the toll free number printed above.
3.         Once you've been connected, enter your 12 digit Control Number printed below.
4.         Then follow the simple instructions the Vote ADP voice provides you.

 -------------------------------------------------------------------------------

 CONTROL NUMBER:
 -------------------------------------------------------------------------------

 ADP INTERNET PROXY VOTING

 Now you can vote your proxy via the internet. It's fast, convenient, and your Proxy is immediately posted.

                                www.proxyvote.com
                        Just follow these 5 easy steps:

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
1.         Read the accompanying Proxy Statement and the proxy form below.
2.         Access the above internet address.
3.         Enter your 12 digit Control Number printed above to obtain your records and create an electronic ballot.
4.         Complete and submit the electronic ballot form.
5.         Enter your confirmation preference.

           Director Nominees: (01) Gary C. Butler, (02) Joseph A. Califano, Jr., (03) Leon G.
           Cooperman, (04) George H. Heilmeier, (05) Ann Dibble Jordan, (06) Harvey M. Krueger, (07)
           Frederic V. Malek, (08) Henry Taub, (09) Laurence A. Tisch, (10) Arthur F. Weinbach, (11)
           Josh S. Weston

                                                   MARK VOTES LIKE THIS /X/

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
The Board of Directors Recommends a vote FOR the proposals regarding:
                                                             FOR
                                                             all nominees listed
                                                             on the
(1)        Election of Directors                             reverse side (except  WITHHOLD
                                                                                   Authority to vote for all
                                                             as                    nominees on the reverse
                                                             marked to the         side   / /
                                                             contrary) / /
           (INSTRUCTIONS: To withhold authority to vote for
           any individual nominee, write that nominee's
           name in the space provided below.)
           -----------------------------------------            FOR      AGAINST   ABSTAIN
(2)        Amendment to the Company's Restated Certificate      / /        / /     / /
           of Incorporation to Increase the Number of
           Shares of Common Stock Authorized thereunder
(3)        Amendment to the Company's Employees' Savings--      / /        / /     / /
           Stock Purchase Plan
(4)        Appointment of Deloitte & Touche LLP                 / /        / /     / /
(5)        Upon any and all other matters which may             / /        / /     / /
           properly come before the meeting or any
           adjournment thereof.

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
                                        SIGNATURE                     DATE

                                        ----------------------        ------------------------------
TO ELIMINATE DUPLICATE MAILINGS, PLEASE
MARK THIS BOX  / /                      SIGNATURE                     DATE

                                        ----------------------        ------------------------------
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